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                                                                   EXHIBIT 10.14
                                CONTRACT OF SALE
                              OF IMPROVED PROPERTY

         THIS CONTRACT OF SALE OF IMPROVED PROPERTY (this "Contract") is made and entered as of February 17, 2000 (the "Effective Date"), by and between BROMAR, INC., a California corporation ("Seller"), and RCPI OFFICE PROPERTIES, LLC, a Texas limited liability company ("Buyer").

         For and in consideration of the mutual covenants and agreements contained in this Contract and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Seller agree as follows:

1. PURCHASE AND SALE. Seller agrees to sell and convey to Buyer, and Buyer agrees to buy from Seller, the Property (as hereinafter defined) for the consideration and upon and subject to the terms, provisions and conditions hereinafter set forth.

         (a) DESCRIPTION OF THE PROPERTY. The "Property" means: the improved tract of land (the "Land") situated in Orange County, California, more particularly described in the Exhibit A attached hereto and containing approximately 3.47 acres, more or less, together with (i) all buildings, structures and improvements thereon (collectively, the "Improvements") including, without limitation, associated parking areas, landscaping, storm water drainage systems and exterior lighting, all mechanical systems, fixtures and equipment (including, but not limited to, compressors, engines, elevators and escalators), electrical systems, fixtures and equipment, heating fixtures, systems and equipment, air conditioning fixtures, systems and equipment, and plumbing fixtures, systems and equipment, (ii) all of Seller's right, title and interest in and to oil, gas, hydrocarbons and other minerals (including, but not limited to, coal, lignite, iron and uranium) in, on, or under or that may be produced from the Land, (iii) any and all rights, titles, powers, privileges, easements, licenses, rights-of-way and interests appurtenant to the Land, (iv) all and singular the rights, titles, benefits, privileges, remainders, reversions, easements, tenements, hereditaments, interests and appurtenances of Seller pertaining to the Land, including, without limitation, any right, title and interest, if any, of Seller in and to adjacent strips or gores, if any, between the Land and abutting properties, and in and to adjacent streets, highways, roads, alleys or rights-of-way (except to the extent, if any, that such streets, highways, roads, alleys or rights-of-way abut or provide access to or benefit other properties owned by Seller), either at law or in equity, in possession or expectancy, and (v) all rights, titles, powers, privileges, interests, licenses, easements and rights-of-way appurtenant or incident to any of the foregoing.

         (b) AMENDMENTS TO PROPERTY DESCRIPTION. Intentionally deleted.

2. CONTRACT PURCHASE PRICE. Subject to the provisions of this Section 2, the total purchase price for the Property (the "Sales Price") shall be $4,888,000.00.

         (a) PAYABLE IN TWO INSTALLMENTS. The Sales Price shall be payable in two installments, with $4,399,200.00 (the "First Installment") payable in Immediately Available Funds (as hereinafter defined) at the Closing (as defined in Section 10.(a) below), and the remaining $488,800.00 (the "Second Installment") payable in Immediately Available Funds on the sixtieth (60th) day following the Closing (such day is herein referred to as the "Second Installment Due Date"); provided, however, if, prior to the Second Installment Due Date, Buyer has notified Seller in writing (the "Default Notice") that (i) a representation or warranty of Seller in Section 6 hereof was false or inaccurate in a material respect, or (ii) Seller has failed to perform any of its obligations under this Contract that expressly survive the Closing, or (iii) Buyer has discovered an Unacceptable Condition (as hereinafter defined), then the Second Installment shall not be paid on the Second Installment Due Date and shall only be payable as expressly provided in this Section 2. As used herein, the term "Unacceptable Condition" shall mean any condition with respect to the Property that a purchaser of the Property would reasonably deem to be so unacceptable as to prevent such purchaser from purchasing the Property unless such condition was remedied prior to closing or an appropriate purchase price reduction was made available to such purchaser at closing.


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         (b) DEFAULT NOTICE. In any Default Notice, Buyer shall (1) set forth in detail the basis on which Buyer claims that one or more of Seller's representations or warranties is false or materially misleading, (2) reasonably estimate the financial loss incurred or to likely be incurred by Buyer as a result of such Seller misrepresentation (a "Loss Due to Breach"), and/or (3) identify with reasonable specificity any Unacceptable Condition discovered by Buyer after the Closing Date and provide Seller with Buyer's estimate of the amount necessary to repair and/or remedy such Unacceptable Condition. If, within ten (10) days after Seller's receipt of the Default Notice, Seller disputes any matter contained in the Default Notice, Seller shall notify Buyer in writing of the same and Buyer and Seller shall thereafter proceed to diligently and in good faith attempt to resolve such dispute and, if the parties are unable to resolve the same within ten (10) days after Buyer's receipt of the applicable dispute notice, such dispute shall be submitted for resolution by binding arbitration in accordance with the terms, conditions and provisions of the Exhibit G attached to this Contract.

         (c) PAYMENT OF SECOND INSTALLMENT.

                  (1) If Seller does not dispute Buyer's claim for Loss Due to Breach and/or claim of one or more Unacceptable Conditions within such ten (10) day period, Buyer shall pay the Second Installment, reduced by the applicable amount of the Loss Due to Breach and the amount of all Confirmed Costs (as hereinafter defined), on the sixtieth (60th) day after the Second Installment Due Date.

                  (2) If Seller does dispute Buyer's claim for Loss Due to Breach and/or claim of one or more Unacceptable Conditions within such ten (10) day period, Buyer shall pay the Second Installment, reduced by the disputed amounts, as applicable, of the claimed Loss Due to Breach and/or the claimed amount of Confirmed Costs (such amounts are herein collectively referred to as "Disputed Amounts"), on the Second Installment Due Date. The Disputed Amounts withheld from the Second Installment will be paid to Seller within ten (10) days after either (A) the date the parties reach an agreement in writing with respect to the amount of the Disputed Amounts, or (B) a determination is made upon the completion of arbitration proceedings as to the amount of the Disputed Amounts.

                  (3) As used herein, the term "Immediately Available Funds" shall mean funds paid by either a cashier's check or certified check drawn on a national banking association acceptable to Seller or a wire transfer of immediately available federal funds, and the term "Confirmed Costs" shall mean
(i) all costs actually incurred by Buyer to third-parties to repair and/or remedy Unacceptable Conditions identified in the Default Notice (including, without limitation, reasonable and necessary legal and consulting fees), or (ii) all reasonable and necessary costs estimated in good faith by Buyer to repair and/or remedy Unacceptable Conditions identified in the Default Notice that are either (1) not disputed by Seller as provided above or are related to an Unacceptable Condition that Seller does not elect to remedy and/or repair as provided above, or (2) are disputed by Seller and are ultimately found by arbitration proceedings to be reasonable and necessary with respect to the applicable misrepresentation and/or Unacceptable Condition. When providing Seller with written evidence of the payment of Confirmed Costs, Buyer shall provide, as applicable, a reasonable breakdown of the components of the applicable Confirmed Costs.

3.       ESCROW.  Intentionally deleted.

4. ENVIRONMENTAL REPORT. Seller has heretofore allowed Buyer's designated agents to review and copy at Buyer's sole cost and expense the following that certain environmental report (the "Environmental Report") prepared by Phase One Inc. dated February 1, 2000, with respect to the Land and/or the Improvements.

5.       TITLE AND SURVEY APPROVAL.

         (a) PRELIMINARY TITLE REPORT AND SURVEY DELIVERIES. Seller has delivered to Buyer the following:

                  (1) Preliminary Title Report. A preliminary title report (the "Preliminary Title Report") issued by Chicago Title Company at 16969 Von Karman, Irvine, California, Attention: Susie Calwell



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         (the "Title Company") with respect to the Property, together with copies of all underlying title documents described therein.

                  (2) Survey. A survey of the Land and Improvements (the "Survey") prepared by Development Resource Consultants, Inc. (Warren W. Williams, Jr., PLS) and dated February 4, 2000.

         (b) BUYER'S TITLE POLICY. Intentionally deleted.


6.       REPRESENTATIONS AND WARRANTIES OF SELLER.

         (a) SELLER REPRESENTATIONS AND WARRANTIES. Seller hereby represents and warrants to Buyer that Seller now has and on the Closing Date will have and convey to Buyer good and indefeasible title to the Land and Improvements subject only to the Permitted Exceptions (as defined in Section 10.(b)(2) below). Seller further represents and warrants to Buyer, which representations and warranties shall be deemed made by Seller to Buyer as of the Effective Date of this Contract and also as of the Closing Date, that:

                  (1) Parties in Possession; Matters Related to Leases. To the best of Seller's knowledge, there are no parties in possession of any portion of the Improvements or the Land except Seller and the adjacent property owner to the north as reflected on the Survey. There are no leases or other occupancy agreements in effect with respect to the Land and/or Improvements.

                  (2) Power and Authority. Seller has, or on the Closing Date will have, the power and authority to carry out Seller's obligations hereunder. All requisite action necessary to authorize Seller to enter into this Contract and to carry out Seller's obligations hereunder has been, or on the Closing Date will have been, taken. The individual executing this Contract on behalf of Seller has the full right, power and authority to do so. After the discharge by Seller of all existing liens and encumbrances at or before the Closing, Seller will have the power and authority to sell and convey the Property in accordance with the terms of this Contract.

                  (3) No Suits or Tax Assessments. To the best of Seller's knowledge, there are no suits (at law or in equity) or special tax assessments pending or threatened that affect the Improvements or Land, or Seller's ability to perform hereunder.

                  (4) Condemnation Proceedings. Seller has no knowledge, nor has Seller received any actual written notice, of any condemnation or eminent domain proceeding pending or threatened against any or all of the Improvements or Land.

                  (5) Seller Is Not a "Foreign Person". Seller is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code, as amended (i.e., Seller is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person as those terms are defined in the Internal Revenue Code and regulations promulgated thereunder).

                  (6) No Violations. Seller has no knowledge, nor has Seller received written notice from any governmental agency since Seller acquired the Property, of any existing or threatened violation which remains uncured of (i) any statute, ordinance, code, rule or regulation of any governmental entity applicable to the ownership, operation, use, maintenance or condition of the Property or any part thereof, or (ii) any restrictive covenant or deed restriction affecting the Property.

                  (7) No Liens. The Property and the Personal Property are free and clear of any mechanic's liens, liens, security interests, mortgages, or encumbrances of any nature except for those which will be discharged by Seller at the Closing. No work has been performed or is in progress by or on behalf of Seller, and, to the best of Seller's knowledge, no materials have been furnished to the Land or the Improvements or any portion thereof, which might give rise to mechanic's, materialman's or other liens against the Land, the



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Improvements or the Personal Property or any portion thereof except for those which will be discharged or bonded around at the Closing.

                  (8) No Property Agreements. There are no management, service, supply, license, maintenance or other contracts or agreements in effect with respect to the Property other than those set forth in the Exhibit C attached hereto (such listed contracts or agreements and any other contracts or agreements with respect to the Property entered into by Seller prior to the Closing Date in accordance with the terms of this Contract are herein collectively referred to as the "Operating Agreements").

                  (9) Structural Condition. Seller has received no written notice of any, and to the best of Seller's knowledge there is no, latent or patent defect in (1) the Improvements or structural elements thereof or mechanical systems therein (including, without limitation, the roof or roofs of the Improvements and all heating, ventilating, air conditioning, plumbing, electrical, utility and sprinkler systems therein) except the defects with respect to the second floor of the building which Seller has heretofore brought to Buyer's attention, or (2) the Utilities (as hereinafter defined) serving the Property. As used herein, "Utilities" shall mean public sanitary and storm sewers, natural gas, telephone, public water facilities, electrical facilities and all other utility facilities and services necessary or appropriate for the operation and occupancy of the Property.

                  (10) Applicable Laws. To the best of Seller's knowledge, the location, construction, occupancy, operation, and use of the Property (including all Improvements thereon) does not violate any applicable law, statute, ordinance, rule, regulation, order or determination of any governmental authority or any board of fire underwriters (or other body exercising similar functions), or any restrictive covenant or deed restriction (recorded or otherwise) affecting the Property, including without limitation all applicable zoning ordinances, building codes, flood disaster laws, and health and environmental laws (hereinafter sometimes collectively called "Applicable Laws").

                  (11) Access to the Property. The Property has full and free access to and from public highways, streets, and roads, and Seller has no knowledge of any pending or threatened governmental proceeding or any other fact or condition which would limit or result in the termination of such access.

                  (12) Utilities. The Improvements are connected to and serviced by Utilities which connections are, to the best of Seller's knowledge, in compliance with all Applicable Laws. To the best of Seller's knowledge, all Utilities servicing the Improvements enter the Land through adjoining public streets, or, if they pass through adjoining private land, do so in accordance with valid recorded easements.

                  (13) Certificates of Occupancy. Permanent certificates of occupancy required by all governmental authorities having jurisdiction have been issued for the Improvements and are in full force and effect.

                  (14) Environmental Laws. To the best of Seller's knowledge, the Property and the Improvements thereon do not violate any federal, state, or local law, statute, ordinance, or regulation pertaining to health, industrial hygiene, or the environment, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C.
Section 9601 et seq.) the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), the Toxic Substances Control Act (15 U.S.C.
Section 2601 et seq.), and all amendments of the foregoing laws, and all regulations, rules, guidelines, and standards promulgated pursuant to such laws, as such statutes, regulations, rules, guidelines, and standards are amended from time to time, and all state laws, regulations, rules, guidelines, standards and any state superlien or environmental clean-up or disclosure statutes (collectively, the "Environmental Laws").

         (b) ONE-YEAR WARRANTY. Seller hereby warrants against defects or problems that may reduce the value of the Property below the Sales Price in (i) all architectural/structural elements of and mechanical/electrical and related systems in the Improvements, and (ii) the environmental condition of the Property. This warranty shall apply to any claims made in writing by Buyer to Seller during the period of time beginning on the Closing Date and ending on the 365th day thereafter.



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         (c) SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The foregoing representations and warranties shall not survive the Closing except as specifically provided in Section 17.(g) below.

         (d) WAIVER OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties contained in this Section are intended for the benefit of Buyer, may not be assigned independently of this Contract, and may be waived by Buyer, in whole or in part, by an instrument in writing signed by Buyer or as otherwise expressly provided in this Contract.

7.       COVENANTS OF SELLER.

         (a) Seller covenants and agrees with Buyer that Seller will within ten
(10) days after the Closing, deliver the following documents to Buyer:

                  (1) copies of the Certificate(s) of Occupancy for the Improvements as issued by the applicable governmental authority;

                  (2) a set of the final "as-built" plans and specifications for the Improvements, if available, together with copies of any and all executed change orders in Seller's possession, if any, and all warranties and guarantees, if any, with respect thereto (in the event that "as-built" plans and specifications are not available, Seller shall provide the original set of plans and specifications for the Improvements if such plans and specifications are in Seller's possession);

                  (3) copies of all geotechnical reports, inspection reports, and other engineering reports related to the Land and/or Improvements in Sellers possession; and

                  (4) copies of all Operating Agreements with respect to the Property (accompanied by Seller's signed certificate that the copies provided are true, correct, and complete).

         (b) Seller further covenants and agrees to maintain in effect for ten
(10) days after the Closing Date the property damage insurance for the Improvements that is in effect as of the Closing Date.

8.       REPRESENTATIONS, WARRANTIES, AND COVENANTS OF BUYER.

         (a) BUYER'S REPRESENTATIONS AND WARRANTIES. Buyer represents and warrants to Seller, which representations and warranties shall be deemed made by Buyer to Seller as of the Effective Date and also as of the Closing Date, as follows:

                  (1) Power and Authority. Buyer has the full right, power and authority to purchase the Property as provided in this Contract and to carry out Buyer's obligations hereunder. All requisite action necessary to authorize Buyer to enter into this Contract and to carry out Buyer's obligations hereunder has been taken. The individual executing this Contract on behalf of Buyer has the full right, power and authority to do so.

                  (2) No Suits. There is no suit (at law or in equity) pending or known to Buyer to be threatened against or affecting Buyer which (i) in any manner raises any question affecting the validity or enforceability of this Contract or any other agreement or instrument to which Buyer is a party or by which it is bound and that is to be used in connection with, or is contemplated by, this Contract, or (ii) could materially and adversely affect the ability of Buyer to perform Buyer's obligations hereunder, or under any document to be delivered pursuant hereto.

                  (3) Environmental Report. It is Buyer's responsibility to assure itself that the information contained in the Environmental Report and any other engineering reports, building plans and specifications, engineering drawings, leases, operating reports and other information related to the Improvements and/or the Land which may be supplied by Seller or any of Seller's Related Parties, or made available by Seller or any of


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Seller's Related Parties, to Buyer is accurate, true and complete, and any reliance by Buyer on the Environmental Report and such other reports, materials and information, which reliance is hereby recognized by Seller, shall be undertaken at the risk of Buyer.

         (b) WAIVER OF REPRESENTATIONS OR WARRANTIES. Each of the representations and warranties contained in this Section are intended for the benefit of Seller, may not be assigned independently of this Contract by Seller, and may be waived in whole or in part, by Seller, but only by an instrument in writing signed by Seller or as otherwise expressly provided in this Contract.

9.       LIMITATION OF SELLER'S REPRESENTATIONS AND WARRANTIES.

         (a) ACKNOWLEDGEMENTS AND AGREEMENTS OF BUYER. Buyer acknowledges and agrees as follows:

                  (1) Disclaimer of Express Warranties. That, except for Seller's representations and warranties in Section 6 of this Contract and except for the special warranty of title in the Deed, Seller has not made, and Seller hereby specifically disclaims, any warranty, guaranty or representation, oral or written, past, present or future, of, as to, or concerning (i) the nature and condition of the Property, including, without limitation, the water, soil and geology, and the suitability thereof and of the Property for any and all activities and uses which Buyer may elect to conduct thereon; and (ii) the compliance of the Property or its operation with any laws, ordinances, orders, rules or regulations of any governmental or other body. Buyer acknowledges that having been given the opportunity to inspect the Property, Buyer is relying solely on Buyer's own investigation of the Property and has not relied on, and is not relying on (and Seller shall have no liability or obligation whatsoever for any inaccuracy in or omission from), any information, documents, sales brochures, or other literature, maps or sketches, projections, pro formas, statements, representations, guarantees, or warranties (whether express or implied, or oral or written, or material or immaterial), if any, that may have been given, made or made available by or on behalf of Seller or any of Seller's Related Parties other than the special warranty of title contained in the Deed and the representations and warranties set forth in Section 6 of this Contract. Any information heretofore provided or made available to, and to be provided and made available to, Buyer or any of Buyer's Related Parties (as hereinafter defined) by or on behalf of Seller with respect to the Property was obtained from a variety of sources and Seller (A) has not made any independent investigation or verification of such information; and (B) makes no representations, guarantees or warranties as to the truth, accuracy or completeness of such information. Except as specifically set forth in the Deed and in Section 6 of this Contract, Buyer is purchasing the Property, and the Property shall be conveyed and transferred to Buyer, without any warranties, representations, or guarantees, either express or implied, of any kind, nature, or type whatsoever from or on behalf of Seller or any of Seller's Related Parties. Buyer expressly acknowledges that, in consideration of the agreements of Seller herein, except as otherwise specified in this Contract, Seller makes no warranty or representation, express or implied, or arising by operation of law, including, but not limited to, any warranty of condition, habitability, merchantability, tenantability or fitness for a particular use or purpose, or with respect to the value, profitability or marketability of the Property, or with regard to compliance with any environmental protection, pollution or land use laws, rules, regulations, orders, or requirements including, but not limited to, those pertaining to the handling, generating, treating, storing, or disposing of any hazardous waste or substance with respect to the Property. As used herein, the term "Buyer's Related Parties" shall mean any of Buyer's agents, officers, partners, contractors, attorneys, servants, employees, lenders, accountants and representatives.

                  (2) Hazardous Substances Disclaimer. Intentionally deleted.

                  (3) Disclaimer of Implied Warranties. Seller hereby expressly disclaims any and all implied warranties (including, without limitation, implied warranties of condition, merchantability, habitability, fitness for a particular purpose, and implied warranties with respect to the value, profitability or marketability of the Property) and, except as specifically set forth in the Deed or Section 6 of this Contract, Seller hereby disclaims any representation or warranty with regard to compliance with any environmental protection, pollution or land use laws, rules, regulations, orders, or requirements including, but not limited to, those pertaining to the handling, generating, treating, storing, or disposing of any hazardous waste or substance.


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         (b) LIMITATION ON LIABILITY. Except as otherwise specifically stated in this Contract (including, without limitation, the provisions of Section 2 above), Buyer agrees that Seller shall not be responsible or liable to Buyer for any defects, errors, omissions, contamination, pollution, or on account of any other conditions affecting the Improvements or the Land. Buyer, by its execution hereof, accepts the Improvements and the Land in their physical condition as of the Effective Date (reasonable wear and tear and damage by fire or other casualty excepted), "and acknowledges that Buyer has no recourse whatsoever against Seller in the event of discovery of any defects, errors, omissions, contamination, pollution, or conditions of any kind, latent or patent, therein, thereon or thereunder except as expressly provided to the contrary in this Contract. The terms of this Section 9.(b) are subject to the representations and warranties contained in Section 6 of this Contract. The disclaimers, waivers and releases of claims set forth in subsection 9(a) above shall survive the Closing.

10.      CLOSING.

         (a) DATE AND PLACE. Subject to the satisfaction of all conditions precedent set forth in Sections 10.(g) and 10.(h) below, the closing of the sale of the Property to Buyer (the "Closing") shall take place at the offices of the Escrow Holder on the Effective Date. As used herein, the term "Closing Date" shall mean the actual date of the Closing as provided in this Contract. The conditions precedent to Buyer's obligations hereunder are set forth in Section 10.(g) of this Contract. The conditions precedent to Seller's obligations hereunder are set forth in Section 10.(h) of this Contract.

         (b) SELLER'S OBLIGATIONS AT CLOSING. At the Closing, Seller has executed (if appropriate) and delivered to Buyer, at Seller's sole cost and expense (except as otherwise provided in this Section), the following:

                  (1) a duly executed and acknowledged Grant Deed (the "Deed") substantially in the form of that attached hereto as Exhibit E;

                  (2) a commitment (in the form of a Pro-Forma Title Policy) by the Title Company to issue an ALTA Extended Coverage Owner's Policy of Title Insurance (the "ALTA Title Policy") which shall have an insured amount at least equal to the full amount of the Sales Price, shall be dated as of the Closing Date, shall include the endorsements set forth in the Exhibit G attached hereto, and shall insure Buyer's fee simple title to the Land and Improvements to be good and indefeasible subject only to the following exceptions (the "Permitted Exceptions"): (i) the standard printed exceptions set forth in the ALTA Title Policy; (ii) general and special real property taxes and assessments for the current tax year; and (iii) the exceptions identified on Exhibit H attached hereto;

                  (3) possession of the Improvements and Land, subject only to the Permitted Exceptions and Seller's rights under the Lease (as defined below);

                  (4) four (4) original counterparts of a lease agreement (the "Lease") by and between Seller, as tenant, and Buyer, as landlord, pursuant to which Seller will lease all of the current buildings located on the Land (the form of the Lease is attached hereto as Exhibit B);

                  (5) a non-foreign affidavit in substantially the form of that attached hereto as Exhibit D;

                  (6) to the extent in Seller's possession or under its control, any and all then existing keys, access cards and combinations necessary to gain access to all portions of the Improvements and Land; and

                  (7) such other documents as may be reasonably required to close this transaction, duly executed; provided, however, any other conveyance documents reasonably requested by Buyer shall be without recourse or warranty and without any representations with respect to the subject matter thereof.


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         (c) BUYER'S OBLIGATIONS AT CLOSING. At Closing, Buyer has executed, acknowledged and delivered, at Buyer's sole cost and expense, the following:

                  (1) the First Installment of the Sales Price in Immediately Available Funds, increased or reduced by the net amount of prorations owed by or to Buyer, as appropriate;

                  (2) four (4) multiple counterparts of the Lease; and

                  (3) such other documents as may be reasonably required to close this transaction, duly executed.

         (d) PRORATIONS OF REVENUES AND EXPENSES. Because the Lease is a net lease, there shall be no proration of revenues and expenses with respect to the Property and which are applicable to the period of time before and after the Closing Date.

         (e) TAX PRORATIONS. Because the Lease is a net lease, there shall be no proration of any standby fees, taxes and assessments for the Property for the year of the Closing.

         (f) PRORATION TIMING. Intentionally deleted.

         (g) CONDITIONS PRECEDENT TO BUYER'S CLOSING OBLIGATIONS. Intentionally deleted.

         (h) CONDITIONS PRECEDENT TO SELLER'S CLOSING OBLIGATIONS. Intentionally deleted.

         (i) CLOSING COSTS. Seller shall pay: fees for preparation of the conveyance documentation; all documentary transfer taxes, other taxes and/or recording fees payable in connection with the transfer of the Property; Seller's attorneys' fees; the premium for the ALTA Title Policy; and other expenses stipulated to be paid by Seller under other provisions of this Contract. Buyer shall pay: costs of tax certificates; Buyer's attorneys' fees; all costs and expenses incurred in connection with any financing obtained by Buyer with respect to transaction contemplated hereby recording fees for the deed of trust, if any, and the Deed; and other expenses stipulated to be paid by Buyer under other provisions of this Contract.

11.      DEFAULT, REMEDIES, INDEMNIFICATION.

         (a) REMEDIES FOR DEFAULT. If Seller fails to perform any of its obligations hereunder that expressly survive the Closing or if any of Seller's representations or warranties are false or inaccurate in a material respect, Seller shall be in default, and Buyer shall have the right to enforce the dispute resolution procedures set forth in Exhibit F attached to this Contract.

         (b) INDEMNIFICATION. Seller agrees to indemnify and hold Buyer harmless from and against, and to reimburse Buyer with respect to, any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including attorneys' fees and costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Buyer, at any time and from time to time by reason of, in connection with or arising out of
(i) the fact that a representation or warranty of Seller set forth in this Contract was false or inaccurate in a material respect, or (ii) the failure of Seller to perform any of its obligations set forth herein within the time period(s) required hereby. Seller further agrees to indemnify and hold Buyer harmless from and against, and to reimburse Buyer with respect to, any and all claims, demands, causes of action, losses, damages, liabilities, costs and expenses (including attorneys' fees and costs) of any and every kind or character, known or unknown, fixed or contingent, asserted against or incurred by Buyer, at any time and from time to time by reason of, in connection with or arising out of (1) any transfer of title to the Property by Seller after the Closing Date, and/or (2) the granting by Seller after the Closing Date of any lien or other encumbrance to title to the Land and/or Improvements.

12. BROKER'S FEE. Buyer and Seller represent, warrant and agree that no real estate commissions, finders' fees, or brokers' fees have been or will be incurred in connection with the sale of the Property by Seller to Buyer other than a commission payable by Seller to [The Staubach Company] (the "Seller's Broker") pursuant to a separate written agreement between Seller and the Seller's Broker. Such commission shall be deemed earned and shall be due and payable only if, as and when the sale contemplated by this Contract is consummated. Buyer shall indemnify, defend and hold Seller and Seller's affiliates and its and their respective agents, officers, contractors, servants, employees and representatives harmless from any claim, liability, obligation, cost or expense (including attorneys' fees and expenses) for fees or commissions relating to Buyer's purchase of the Property asserted against Seller by any broker or other person (other than the Seller's Broker) claiming by, through or under Buyer. Seller shall indemnify, defend and hold Buyer and all of Buyer's Related Parties harmless from any claim, liability, obligation, cost or expense (including attorneys' fees and expenses) for fees or commissions relating to Buyer's purchase of the Property asserted against Buyer by any broker or other person (including, without limitation, the Seller's Broker) claiming by, through or under Seller. The rights and obligations of the parties hereto set forth in this Section shall survive the Closing.

13. ATTORNEYS' FEES. Any party to this Contract who is the prevailing party in any legal proceeding against the other party brought under or with respect to this Contract or the transaction contemplated hereby shall be additionally entitled to recover court costs and reasonable attorneys' fees (at trial and on appeal) from the non-prevailing party as awarded by court. The rights and obligations of the parties hereto set forth in this Section shall survive the Closing or any termination of this Contract.

14.      CONDEMNATION.  Intentionally deleted.

15.      FIRE OR OTHER CASUALTY.  Intentionally deleted.

16. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be (i) delivered by hand, (ii) transmitted by facsimile transmission and confirmed by either (a) Federal Express (or comparable overnight delivery service) with signature required, or
(b) certified mail, return receipt requested, (iii) sent prepaid by Federal Express (or a comparable overnight delivery service) with signature required, or
(iv) sent by the United States mail, certified, postage prepaid, return receipt requested, at the addresses and with such copies as designated below. Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given and received (as the case may be) when actually delivered by hand delivery, facsimile transmission (and confirmed as provided above), or overnight courier, or, when sent by United States mail, postage prepaid, certified mail, return receipt requested, the earlier of (a) the date of actual delivery, or (b) three (3) business days after deposit in the United States mail.

        If to Seller:       Bromar, Inc.
                            17855 Dallas Parkway, Suite 200
                            Dallas, Texas 75287
                            Attention: Ronald D. Pederson and Nancy K. Jagielski
                            FAX No.: (972) 349-6448
                            Telephone No.: (972) 349-6200

        With a copy to:     Mark T. Mitchell, Esq.
                            Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                            1700 Pacific Avenue, Suite 4100
                            Dallas, Texas 75201
                            FAX No.: (214) 969-4343
                            Telephone No.: (214) 969-2800

        If to Buyer:        RCPI Office Properties, LLC
                            16251 Dallas Parkway, 7th Floor
                            Addison, Texas  75001
                            Attention:  Alan W. Tompkins
                            FAX No.: (972) 687-1688
                            Telephone No.: (972) 687-4036

        With a copy to:     Raleigh W. Newsam, Esq.
                            8117 Preston Road, Suite 800
                            Dallas, Texas  75225
                            FAX No.: (214) 696-5971
                            Telephone No.: (214) 696-3200

or to such other address as the intended recipient may have specified in a notice to the other party. Any party hereto may change its address or designate different or other persons or entities to receive copies by notifying the other party and the Escrow Holder in a manner described in this Section; provided, however, that such changes will only become effective five (5) business days after a party's receipt of written notice of such address change.

17.      MISCELLANEOUS.

         (a) APPLICABLE LAW. This Contract shall be construed under and in accordance with the laws of the State of California, and all obligations of the parties created hereunder are performable in county where the Land is located.

         (b) PARTIES BOUND. This Contract shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, executors, administrators, legal representatives, successors, and permitted assigns.

         (c) LEGAL CONSTRUCTION. In case any one or more of the provisions contained in this Contract shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Contract shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein. Furthermore, in lieu of any such invalid, illegal or unenforceable provision, there shall be automatically added to this Contract a provision as similar to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

         (d) ENTIRE AGREEMENT; AMENDMENTS. This Contract constitutes the only agreement of the parties hereto with respect to the subject matter hereof and supersedes any and all prior negotiations, understandings and written or oral agreements between the parties respecting the subject matter hereof. This Contract can be modified only by a written instrument duly executed by the parties hereto.

         (e) TIME OF ESSENCE. Time is of the essence in the performance of the undertakings and obligations of the parties under this Contract.

         (f) GENDER AND NUMBER. Words of any gender used in this Contract shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural and vice versa, unless the context requires otherwise.

         (g) MERGER. Any and all rights of action of Buyer for any breach by Seller of any representation, warranty or covenant contained in this Contract shall survive the Closing for one (1) year after the Closing Date.

         (h) MULTIPLE COUNTERPARTS. The parties may execute this Contract in one or more identical counterparts, all of which when taken together will constitute one and the same instrument.

         (i) CONSTRUCTION. The parties hereto acknowledge that the parties and their respective counsel have each reviewed and revised this Contract, and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Contract or any amendments or exhibits hereto.

         (j) SATURDAYS, SUNDAYS AND HOLIDAYS. Whenever any determination is to be made or action to be taken on a date specified in this Contract (other than the determinations of the Effective Date), if such date shall fall upon a Saturday, Sunday or holiday observed by federal savings banks in the State of California, the date for such determination or action shall be extended to the first business day immediately thereafter. Except as expressly noted herein to the contrary, time periods herein referred to shall mean Pacific Standard Time.

         (k) NO RECORDATION. Seller and Buyer agree that neither this Contract nor any memorandum, affidavit or other evidence thereof shall be recorded of public record in the County in which the Land is located. Should Buyer ever record or attempt to record this Contract or a memorandum, affidavit or other evidence thereof in violation of this Section 17.(k), such recordation or attempted recordation shall constitute a default by Buyer hereunder and, in addition to the other remedies provided hereunder, Seller shall have the right to terminate this Contract by filing a notice of said termination of record in the County or Counties in which the Land is located. In the event of such a termination, the parties hereto shall be released from all further liabilities and obligations hereunder except those that expressly survive a termination of this Contract.

         (l) FURTHER ASSURANCES. Seller and Buyer each covenant and agree to sign, execute and deliver, or cause to be signed, executed and delivered, and to do or make, or cause to be done or made, upon the written request of the other party, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by either party hereto for the purpose of or in connection with consummating the transactions described herein.

         (m) NO PARTNERSHIP. This Contract does not and shall not be construed to create a partnership, joint venture or any other relationship between the parties hereto except the relationship of seller and buyer specifically established hereby.

         (n) HEADINGS; INCORPORATION BY REFERENCE. The headings contained herein are solely for convenience of reference and shall not constitute a part of this Contract nor shall they affect its meaning, construction or effect. All of the exhibits attached to this Contract are by this reference incorporated herein and made a part hereof for all purposes.

         (o) FACSIMILE TRANSMISSION. A telecopied facsimile of a duly executed counterpart of this Contract shall be sufficient to evidence the binding agreement of each party to the terms hereof. However, each party agrees to promptly deliver at least four (4) multiple originals (or multiple original counterparts, if applicable) of this Contract to the Escrow Holder following the delivery of a telecopied facsimile thereof.

         (p) REPORTING REQUIREMENTS. Seller and Buyer agree to comply with any and all reporting requirements applicable to the transaction which is the subject of this Contract which are set forth in any law, statute, ordinance, rule, regulation, order or determination of any governmental authority including, without limitation, The International Investment Survey Act of 1976, The Foreign Investment in Real Property Tax Act of 1980 and Seller and Buyer further agree upon request to furnish the other party with evidence of such compliance.

         (q) SIGNATORY EXCULPATION. The signatory(ies) for Buyer is/are executing this Contract in his/their capacity as representative of Buyer and not individually and, therefore, shall have no personal or individual liability of any kind in connection with this Contract and the transactions contemplated by it. The signatory(ies) for Seller is/are executing this Contract in his/their capacity as representative of Seller and not individually and, therefore, shall have no personal or individual liability of any kind in connection with this Contract and the transactions contemplated by it.

18. ASSIGNMENTS. Buyer shall not have the right to assign Buyer's interest in this Contract without obtaining the prior written consent of Seller, which consent may be withheld by Seller in Seller's sole and absolute discretion; provided, however, Buyer shall have the right to assign Buyer's interest in this Contract to an affiliate of Buyer or an entity controlled by either Buyer or an affiliate of Buyer without the prior written consent of Seller. Buyer acknowledges and agrees that (i) any assignment by Buyer in contravention of this Section shall be void and shall not relieve Buyer of Buyer's obligations and liabilities hereunder, and (ii) any assignment of this Contract permitted hereby shall not relieve Buyer from its obligations set forth herein. To the extent any assignment of Buyer's interest in this Contract is consented to in writing by Seller, the term "Buyer" as used in this Contract shall include such permitted assignee.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

         EXECUTED in multiple originals as of the date or dates set forth below and effective for all purposes as of the Effective Date.

                      SELLER:

                      BROMAR, INC., a California corporation



                      By:
                          ---------------------------------------
                           Name:
                                 -----------------------------------------------
                           Title:
                                  ----------------------------------------------


                      BUYER:

                      RCPI OFFICE PROPERTIES, LLC, a Texas limited liability company

                      By: Richmont Capital Partners I, L.P., a Delaware limited partnership, its sole member

                           By:  J.R. Investments Corp., its managing
                                general partner



                                By:
                                    --------------------------------------------
                                Name:
                                      ------------------------------------------
                                Title:
                                       -----------------------------------------

                                    EXHIBIT A
                    to Contract of Sale of Improved Property

                               DESCRIPTION OF LAND

                                    [TO COME]

                                    EXHIBIT B
                    to Contract of Sale of Improved Property

                                      LEASE

                                    [To Come]

                                    EXHIBIT C
                    to Contract of Sale of Improved Property

                                LIST OF CONTRACTS

                                    [To Come]

                                    EXHIBIT D
                    to Contract of Sale of Improved Property

                             NON-FOREIGN CERTIFICATE
                       CERTIFICATION OF NON-FOREIGN STATUS

         A. FEDERAL FIRPTA CERTIFICATE. To inform RCPI OFFICE PROPERTIES, LLC, a Texas limited liability company ("TRANSFEREE"), that withholding of tax under
Section 1445 of the Internal Revenue Code of 1986, as amended (the "CODE"), will not be required upon the transfer of certain real property located in Orange County by BROMAR, INC., a California corporation ("TRANSFEROR"), Transferor hereby certifies to Transferee:

                  1. Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);

                  2. Transferor's U.S. tax identification number is 94-0650800; and

                  3. Transferor's office address is 17855 North Dallas Parkway, Suite 200, Dallas, Texas 75287.

         Transferor understands that this Certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

         Transferor understands that Transferee is relying on this Certification in determining whether withholding is required upon said transfer.


         B. STATE OF CALIFORNIA - CALIFORNIA RESIDENT/NON-RESIDENT AFFIDAVIT. Sections 18805 and 26131 of the Revenue and Taxation Code provide that a buyer may be required to withhold 3 1/3% of the sales price of the California real property sold by a non-resident Seller, unless the sales price of the property is less than $100,000.00.

         Transferor hereby certifies that Transferor is a California resident and not subject to the above mentioned withholding and that its California residence address is the same as in "3" above.

         Transferor understands that this certificate may be disclosed to the Franchise Tax Board of California by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

         Under penalty of perjury the undersigned declare it has have examined this Certification and to the best of its knowledge and belief it is true, correct and complete, and they further declare that it has authority to sign this Certification on behalf of Transferor.

         IN WITNESS WHEREOF, the undersigned has executed this certificate as of February 17, 2000.

                                     SELLER:

                                     BROMAR, INC., a California corporation


                                     By:
                                         ---------------------------------------
                                     Its:
                                          --------------------------------------

                                    EXHIBIT E
                    to Contract of Sale of Improved Property

                                   GRANT DEED

RECORDING REQUESTED BY
AND WHEN RECORDED MAIL TO:

------------------------

------------------------

------------------------


--------------------------------------------------------------------------------

         The UNDERSIGNED GRANTOR DECLARES DOCUMENTARY TRANSFER TAX IS $4,888,000.00 computed on the full value of property conveyed.

--------------------------------------------------------------------------------

         FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, BROMAR, INC., a California corporation ("GRANTOR") hereby grants to RCPI OFFICE PROPERTIES, LLC, a Texas limited liability company ("Grantee") that certain real property located in the City of Orange, County of Orange, State of California, as more particularly described in SCHEDULE "1" attached hereto.

         IN WITNESS WHEREOF, Grantor has executed this Grant Deed as of February 17, 2000.

                                    GRANTOR:

                                    BROMAR, INC., a California corporation



                                     By:
                                         ---------------------------------------
                                     Its:
                                          --------------------------------------

STATE OF                            )
        ---------------------------
                                    )
COUNTY OF                           )
         --------------------------


         On February __, 2000, before me, the undersigned, personally appeared __________________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) show name(s) is/are subscribed to the within instrument and acknowledge to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person's acted, executed the instrument.

         WITNESS my hand and official seal.__________________________ (SEAL)



                                       -----------------------------------------
                                       Notary Public in and for said
                                       County and State

                                   SCHEDULE 1
                                  TO GRANT DEED

                                LEGAL DESCRIPTION

                                    EXHIBIT F

                             ARBITRATION PROVISIONS

         This Exhibit F is attached to that certain Contract of Sale of Improved Property (the "CONTRACT") by and between Bromar, Inc., a California corporation ("SELLER"), and RCPI OFFICE PROPERTIES, LLC, a California limited partnership ("BUYER"). Capitalized terms not defined herein shall have the meanings given to them in the Contract.

         Any controversy or claim arising out of or relating to the Contract, or the breach thereof, shall be submitted for resolution by binding arbitration (herein referred to as "DISPUTES SUBJECT TO ARBITRATION") and shall be settled by arbitration administered by the American Arbitration Association (the "AAA") under its Construction Industry Arbitration Rules (the "RULES"), and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof in Dallas County, Texas. Seller and Buyer agree as follows: (1) all Disputes Subject to Arbitration which are not resolved by informal negotiation between the parties shall be submitted to arbitration (using three arbitrators selected as provided below) administered by the AAA under the Rules; and (2) both Seller and Buyer (collectively, the "PARTIES") will abide by and perform any award rendered by the arbitrators. The arbitrators shall have the right to award any form of relief permitted to be awarded by any court of law having jurisdiction. Any decision or award by the arbitrators shall be enforceable in any court having jurisdiction in Dallas County, Texas.

         In the event of a need for the submission of any Disputes Subject to Arbitration to arbitration, the initiating party shall (1) give written notice to the other party of its intention to arbitrate, which notice must contain a statement setting forth the nature of the dispute, the amount involved, if any, and the remedy sought, and (2) file at the Dallas, Texas regional office of the AAA three copies of such written notice, three copies of the applicable arbitration provisions of the Contract, and the appropriate filing fee as provided by the Rules. The arbitration proceedings shall thereafter take place as provided by the Rules, except as provided herein. As provided in the Contract, the unsuccessful party in the arbitration proceedings shall promptly pay to the successful party all costs and expenses (including, without limitation, court costs and attorneys' fees) incurred therein; provided, however, Seller and Buyer shall each be responsible for 50% of (i) all filing fees related to such arbitration proceedings, and (ii) all fees payable to one or more of the arbitrators.

         The Parties agree to arbitrate in accordance with the Rules with the following exceptions:

         (1) Three arbitrators shall be selected from the AAA's "Blue Ribbon National Panel" within thirty (30) days from the date of demand for arbitration. Each Party shall select one arbitrator and these two arbitrators shall select the third.

         (2) The Parties agree to engage in document production pursuant to the Federal Rules of Civil Procedure. In the event of any dispute over document production, such will be resolved by the arbitrators. The amount of depositions will be limited to five (5) per Party, with no deposition lasting longer than eight (8) hours, unless otherwise agreed.

         (3) The arbitration hearings shall be continuous on a daily basis, with each day of hearings to consist of eight (8) hours of presentation of evidence, not to exceed five (5) days of hearings for each Party, subject to adjournment for weekends, holidays or other days to be mutually agreed.

         (4) The arbitrator(s) shall render a decision no later than thirty (30) days after the conclusion of the hearings, which decision shall be in writing and give the reasons for the decision reached.

         (5) The submittal of legal briefs shall be subject to mutual agreement of the Parties, but in no event shall the briefs delay the decision in this matter.

                                    EXHIBIT G

         This Exhibit G is attached to that certain Contract of Sale of Improved Property by and between Bromar, Inc., a California corporation, and RCPI OFFICE PROPERTIES, LLC, a Texas limited liability company.

                            TITLE POLICY ENDORSEMENTS

          1.       Form 100 (modified)

          2.       CLTA Form 123.2

          3.       CLTA Form 103.4

          4.       CLTA Form 116.1

          5.       CLTA Form 103.7

                                    EXHIBIT H

         This Exhibit H is attached to that certain Contract of Sale of Improved Property by and between Bromar, Inc., a California corporation, and RCPI OFFICE PROPERTIES, LLC, a Texas limited liability company.

                              PERMITTED EXCEPTIONS

                                    [TO COME]





                                      H-1